SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 26, 1998



SYNERGY MEDIA, INC.
(Exact name of registrant as specified in its charter)



Nevada	              			33-128			47-0777141
(State or other jurisdiction of	      (Commission		        (I.R.S. Employer
incorporation or organization)		File No.)		        Identification No.)


13314 I Street, Omaha, Nebraska		    			68137
		(Address of principal executive offices)	        (Zip Code)


(402) 334-5556)
(Registrant s telephone number, including area code)


Item 5.	Other Information

On August 26, 1998, the Registrant announced it had entered into a modified Acquisition and Financing Agreement with Government Payment Service, Inc. Synergy Media, Inc., intends to acquire a majority of the outstanding stock of Government Payment Service, Inc. according to such agreement.
 (See Attached Agreement Letter)

Government Payment Service, Inc. is engaged in providing credit card collection services to government entities. Synergy does not have sufficient funds for the acquisition contemplated and there can be no assurance that Synergy will obtain such funds.


Attachment

AGREEMENT
Acquisition and Financing of Government Payment Services, Inc.
By Synergy Media, Inc.

This agreement is hereby executed on August 26, 1998 and includes the following terms and conditions of the Agreement in Principle between Government Payment Service, Inc. (GPS), Synergy Media Group, Inc. (SYME) and Michael Luther, Individually and as Chairman of the Board of Directors of SYME. GPS is a company that provides services to government agencies including the collection of fees and SYME, a public company, has no specific business activities.

SYME shall acquire GPS for the total consideration of:

1. $100,000.00 in operating capital of which $62,000.00 will be transferred to the GPS bank account on or before September 2, 1998 and the remaining $38,000.00 deposited in the GPS banking account on or before September 16, 1998.

2. Supply GPS with an additional $150,000.00 ($25,000.00 per month) in funding to be available beginning in October 1998, and each month thereafter through March 1999.

3. Assume a $64,500.00 loan made to GPS from Jon Citron and provide a full release from Jon Citron releasing Dale Conrad and GPS.

4. Dale Conrad will be appointed as a Director for the company and shall become the Chief Executive Office and President of SYME both for a period of three years. He will receive a salary of $130,000.00 per year retroactive to June 19, 1998.

The company will provide Dale Conrad with Director's insurance for any events of SYME prior to this date.

5. The selling price of the business is $100,000.00 plus stock. A good faith deposit of $25,000.00 is to be paid to Dale Conrad on or before September 30, 1998 and the balance of $75,000.00 within sixty (60) days or, on or before November 30, 1998.

The shareholder of GPS shall receive common stock in SYME equal to 50% of the company after taking account for additional shares to be issued to raise $300,000.00. Is it understood the stock may be diluted as needed to raise capital beyond the initial $300,000.00 to operate the company, under the same terms and conditions of other majority shareholders and other Directors.







6. SYME will be operated from Indianapolis, Indiana for a period of three (3) years and the manager will be given an employment agreement for three years.

This acquisition is ratified by the Board of Directors of SYME. It is subject to shareholder's approval which is expected within 60 days, however, SYME agrees to meet the requirements in Section #1 above. Until such time of shareholder approval, the two companies shall operate as if the acquisition were complete.

Agreed:


/s/_________________	            Date:  8/26/98
Michael Luther, Chairman
Synergy Media, Inc.


/s/___________________		Date:  8/26/98
Michael Luther, Individually


/s/___________________		Date:  8/26/98
Dale Conrad, Chairman
Government Payment Services, Inc.


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